Exhibit 99.1

Xtant Medical Announces Definitive Agreements for the Sale of its Coflex® and CoFix® Spinal Implants and All OUS Businesses to Companion Spine

Transaction expected to facilitate enhanced focus on Xtant’s core businesses

Total consideration of approximately $19.2 million allows Xtant to reduce outstanding debt and improve liquidity

BELGRADE, Mont., July 7, 2025 -- Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal, orthopedic, and woundcare disorders, today announced that the company has entered into agreements to sell certain Coflex® and CoFix® interlaminar stabilization implant assets and all OUS entities of Paradigm Spine GmbH, to Companion Spine, LLC, a French-American company fully dedicated to posterior dynamic spine stabilization and motion preservation systems for the treatment of spine and back pain. Companion Spine is a portfolio company of Viscogliosi Brothers, LLC, a family-owned investment firm specializing in the neuro-musculoskeletal space.

The proceeds of the transaction total $19.2 million, consisting of $11 million in cash at closing and $8.2 million in short-term seller financing. Xtant expects to use the proceeds to reduce long-term debt and provide additional cash liquidity. The transaction is expected to close in the third quarter of 2025. As part of the transaction, Companion Spine expects to transition certain members of the Xtant U.S. and international commercial organizations, who will continue to support these products.

Sean Browne, President and CEO of Xtant Medical, stated, “This transaction is a significant step for us as we focus on our core business - the development of higher-margin, best-in-class orthobiologics - while also strengthening our balance sheet and streamlining our operations. At the same time, these franchises will be in great hands given the Viscogliosi Brothers’ proven track record of successful commercial execution in the neuro-musculoskeletal space. We believe they, along with Companion Spine, are the ideal partners to continue driving the growth of Coflex, CoFix, HPS, and related spinal fixation technologies. This transaction places Paradigm Spine with a team of people who are well-equipped to complete the remaining clinical and regulatory work and take these fantastic technologies to the next level. We look forward to completing this transaction in a timely manner.”

Anthony G. Viscogliosi, Principal at Viscogliosi Brothers, LLC, and Co-founder, Executive Chairman and CEO of Companion Spine, added, “The addition of these spine implant solutions will significantly strengthen Companion Spine’s product solutions portfolio, reinforcing our commitment to innovation and excellence in spine care. We are confident this will position us to better serve the needs of pain management physicians, spine surgeons, and their patients on a global scale, strengthening specifically our presence in the U.S. This acquisition will position us as the largest posterior and cervical dynamic stabilization franchise business in the world.”

This transaction is subject to Companion Spine obtaining financing and other customary closing conditions.

Simultaneously with the execution of the definitive agreements, $2.5 million of the aggregate purchase price was paid to Xtant as a non-refundable cash deposit, except in the event Companion Spine terminates the Coflex/CoFix agreement due to certain breaches by Xtant under the agreement. Up to two additional $2.5 million cash deposits may be paid to Xtant by Companion Spine in the event it requires extra time to obtain financing. Assuming Companion receives its funding, it would pay Xtant an additional $8.5 million at or prior to closing, along with a further $8.2 million in the form of an unsecured promissory note to be issued by Companion Spine to Xtant. The promissory note will mature on December 31, 2025.

Xtant Medical will provide a further update on this transaction during its regularly scheduled second quarter results conference call in August.

About Xtant Medical Holdings, Inc.

Xtant Medical’s mission of honoring the gift of donation so that our patients can live as full and complete a life as possible, is the driving force behind our company. Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics serving the chronic and surgical wound care and sports medicine markets, as well as spinal implant systems. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

About Companion Spine

Founded in 2020 in New-York, United States, and Bordeaux, France, Companion Spine is a global company specialized in the treatment of spine degenerative conditions. Companion Spine’s comprehensive system of technologies and solutions target degenerative disc disease and lumbar spine stenosis, two of the most common indications for back and leg pain worldwide. Companion Spine proposes a portfolio of solutions that allows spine specialists to offer their patients earlier, effective, reversible and minimally invasive alternatives to more invasive procedures.

For more information, please visit: www.companion-spine.com

About Viscogliosi Brothers, LLC

Viscogliosi Brothers is a family-owned single New York City-based family office dedicated to driving growth and innovation in the neuro-musculoskeletal industry. Established in 1999, the firm focuses on identifying and building groundbreaking innovations in healthcare, aiming to address unmet clinical needs, enhance patient outcomes, and drive cost efficiency in the healthcare system. Since its inception 26 years ago, Viscogliosi Brothers has founded, financed, operated and grown 43 businesses with operations and distribution across more than 80 countries. These businesses have positively impacted millions of patients with cutting-edge innovations in healthcare. The firm has led the transformation of multiple businesses in the spine industry specifically including: Spine Solutions, Spine Next, Paradigm Spine, Simplify Medical, Centinel Spine, Companion Spine, Spine BioPharma, Woven Orthopedics Technologies and VB Spine, among others. For more information, visit https://www.vbllc.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that contain words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the anticipated sale of the Company’s Coflex and CoFix products and international business, the timing thereof, and net proceeds to be received by the Company and its use thereof. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the possibility that the sale of the Company’s Coflex and CoFix products and international business are not completed or, if completed, that the anticipated benefits of the transactions are not realized when expected or at all; the possibility that the transactions may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; the occurrence of any event, change or other circumstances that could give rise to the right of the parties to terminate either or both transactions; exposure to potential litigation and adverse tax consequences; the Company’s future operating results and financial performance; the Company’s ability to become operationally self-sustaining and less reliant on third-party manufacturers and suppliers; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to maintain sufficient liquidity to fund its operations and obtain financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (SEC) on March 6, 2025 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 12, 2025. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

-OR-

Rob Windsor

LifeSci Advisors

rwindsor@lifescipartners.com